Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 of Salisbury Bancorp, Inc. of our report dated March 27, 2014 relating to our audit of the financial statements of Riverside Bank for the years ended December 31, 2013 and December 31, 2012, which appears in the joint proxy statement/prospectus and is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the joint proxy statement/prospectus, which is a part of this Registration Statement.

/s/ The Bonadio Group

Syracuse, New York

Date: August 8, 2014